Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: ir@travelzoo.com
FOR IMMEDIATE RELEASE

Travelzoo Reports Third Quarter 2024 Results

NEW YORK, October 23, 2024 — Travelzoo® (NASDAQ: TZOO):

•Revenue of $20.1 million, down 2% year-over-year
•Consolidated operating profit of $4.0 million
•Non-GAAP consolidated operating profit of $4.9 million
•Cash flow from operations of $5.3 million
•Earnings per share (EPS) of $0.26

Travelzoo, the club for travel enthusiasts, today announced financial results for the third quarter ended September 30, 2024. Consolidated revenue was $20.1 million, down 2% year-over-year. In constant currencies, revenue was $20.0 million. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members, and membership fees.

Net income attributable to Travelzoo was $3.2 million for Q3 2024, or $0.26 per share, compared with $0.16 in the prior-year period. Net income attributable to Travelzoo from continuing operations was $3.2 million for Q3 2024, or $0.26 per share, compared with $0.16 in the prior-year period.

Non-GAAP operating profit was $4.9 million. Non-GAAP operating profit excludes amortization of intangibles ($95,000), stock option expenses ($0.5 million) and severance-related expenses ($0.3 million). Please refer to “Non-GAAP Financial Measures” and the tabular reconciliation below.

“We will continue to leverage Travelzoo's global reach, trusted brand, and strong relationships with top travel suppliers to negotiate more Club Offers for members,” said Holger Bartel, Travelzoo's Global
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CEO. “Travelzoo members are affluent, active, and open to new experiences. We inspire members to travel to places they never imagined they could. Travelzoo is the must-have membership for those who love to travel as much as we do."

Cash Position
As of September 30, 2024, consolidated cash, cash equivalents and restricted cash were $12.1 million. Net cash provided by operations was $5.3 million.

Travelzoo North America
North America business segment revenue decreased 4% year-over-year to $12.8 million. Operating profit for Q3 2024 was $3.2 million, or 25% of revenue, compared to operating profit of $3.0 million in the prior-year period.

Travelzoo Europe
Europe business segment revenue increased 1% year-over-year to $6.1 million. In constant currencies, Europe business segment revenue was $5.9 million. Operating profit for Q3 2024 was $1.0 million, or 17% of revenue, compared to operating profit of $267,000 in the prior-year period.

Jack’s Flight Club
Jack’s Flight Club is a membership subscription service in which Travelzoo has a 60% ownership interest. Revenue from unaffiliated customers increased 11% year-over-year to $1.2 million. The number of premium subscribers increased 14% year-over-year. Jack’s Flight Club’s revenue from subscriptions is recognized ratably over the subscription period (quarterly, semi-annually, annually). Non-GAAP operating profit for Q3 2024 was $85,000. Non-GAAP operating profit excludes amortization of intangibles ($58,000) related to the acquisition of Travelzoo’s ownership interest in Jack’s Flight Club in 2020.

New Initiatives
New Initiatives business segment revenue, which includes Licensing and Travelzoo META, was $33,000. Operating loss for Q3 2024 was $160,000.

In June 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Japan for the exclusive use of Travelzoo’s brand, business model, and members in Japan. In August of 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Australia for the exclusive use of Travelzoo’s brand, business models, and members in Australia, New Zealand, and Singapore. Under these arrangements, Travelzoo’s existing members in Australia, Japan, New
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Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Travelzoo recorded $7,000 in licensing revenue from the licensee in Japan in Q3 2024. Travelzoo recorded $10,000 in licensing revenue from the licensee in Australia, New Zealand, and Singapore in Q3 2024. Licensing revenue is expected to increase going forward.

Members and Subscribers
As of September 30, 2024, we had 30.1 million members and subscribers worldwide. In North America, Travelzoo had 15.8 million unduplicated members as of September 30, 2024. In Europe, Travelzoo had 9.1 million unduplicated members as of September 30, 2024. Jack’s Flight Club had 2.1 million subscribers, including premium subscribers, as of September 30, 2024. Comparisons to prior periods are no longer meaningful due to strategic developments of the Travelzoo membership and Jack’s Flight Club premium subscriber acquisition. For Travelzoo, the average activity of members is increasing. For Jack’s Flight Club, the premium subscribers are increasing.

Discontinued Operations
In March 2020, Travelzoo decided to exit its Asia Pacific business and operate it as a licensing business going forward. Consequently, the Asia Pacific business has been classified as discontinued operations.

Income Taxes
A provision of $1.1 million for income taxes was recorded for Q3 2024, compared to an income tax expense of $1.0 million in the prior-year period. Travelzoo intends to utilize available net operating losses (NOLs) to largely offset its actual tax liability for Q3 2024.

Share Repurchase Program
During Q3 2024, the Company repurchased 552,679 shares of its outstanding common stock.

Looking Ahead
For Q4 2024, we expect growth in revenue year-over-year, albeit at a smaller pace than in 2023. However, there could be unexpected fluctuations. We also expect for Q4 2024 higher profitability year-over-year and quarter-over-quarter. For 2025, we expect substantial growth in revenue as a result of additional revenue from membership fees.

In December 2023, we announced the introduction of a membership fee for Travelzoo beginning January 1, 2024. We recognize membership fee revenue ratably over the subscription period. Legacy Travelzoo members as of December 31, 2023, which represent more than 95% of members, are
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exempt from the fee during 2024. Therefore, we do not anticipate membership fee revenue from these members before 2025.

Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: amortization of intangibles, stock option expenses and severance-related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Conference Call
Travelzoo will host a conference call to discuss third quarter 2024 results today at 11:00 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to
•download the management presentation (PDF format) to be discussed in the conference call
•access the webcast

About Travelzoo
We, Travelzoo®, are the club for travel enthusiasts. Our 30 million members receive exclusive offers and one-of-a-kind experiences personally reviewed by our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. We work in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
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Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues	$20,098	$20,599	$63,224	$63,328
Cost of revenues	2,548	2,665	7,708	8,236
Gross profit	17,550	17,934	55,516	55,092
Operating expenses:
Sales and marketing	8,247	9,840	26,231	29,278
Product development	594	525	1,763	1,533
General and administrative	4,664	4,460	13,875	13,188
Total operating expenses	13,505	14,825	41,869	43,999
Operating income	4,045	3,109	13,647	11,093
Other income, net	359	314	674	1,143
Income from continuing operations before income taxes	4,404	3,423	14,321	12,236
Income tax expense	1,148	1,018	3,920	3,487
Income from continuing operations	3,256	2,405	10,401	8,749
Loss from discontinued operations, net of tax	—	(5)	—	(5)
Net income	3,256	2,400	10,401	8,744
Net income attributable to non-controlling interest	72	52	54	97
Net income attributable to Travelzoo	$3,184	$2,348	$10,347	$8,647

Net income attributable to Travelzoo—continuing operations	$3,184	$2,353	$10,347	$8,652
Net loss attributable to Travelzoo—discontinued operations	$—	$(5)	$—	$(5)

Income per share—basic
Continuing operations	$0.26	$0.16	$0.81	$0.57
Discontinued operations	$—	$—	$—	$—
Net income per share—basic	$0.26	$0.16	$0.81	$0.57

Income per share—diluted
Continuing operations	$0.26	$0.16	$0.79	$0.57
Discontinued operations	$—	$—	$—	$—
Net income per share—diluted	$0.26	$0.16	$0.79	$0.56
Shares used in per share calculation from continuing operations—basic	12,176	14,769	12,851	15,242
Shares used in per share calculation from discontinued operations—basic	12,176	14,769	12,851	15,242
Shares used in per share calculation from continuing operations—diluted	12,386	14,821	13,035	15,307
Shares used in per share calculation from discontinued operations—diluted	12,386	14,821	13,035	15,307
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Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$11,429	$15,713
Accounts receivable, net	13,167	12,965
Prepaid income taxes	1,132	629
Prepaid expenses and other	1,619	1,461
Total current assets	27,347	30,768
Deposits and other	230	1,115
Deferred tax assets	3,193	3,196
Restricted cash	675	675
Operating lease right-of-use assets	6,080	6,015
Property and equipment, net	470	578
Intangible assets, net	1,591	2,091
Goodwill	10,944	10,944
Total assets	$50,530	$55,382
Liabilities and Equity
Current liabilities:
Accounts payable	$4,984	$4,546
Merchant payables	17,321	20,622
Accrued expenses and other	4,124	3,658
Deferred revenue	3,854	2,044
Income tax payable	1,450	766
Operating lease liabilities	2,624	2,530
Liabilities from discontinued operations	24	24
Total current liabilities	34,381	34,190
Long-term tax liabilities	7,028	4,681
Long-term operating lease liabilities	6,225	6,717
Other long-term liabilities	376	911
Total liabilities	48,010	46,499
Common stock	119	136
Tax indemnification	(9,537)	(9,537)
Note receivable and account receivable from shareholder	(1,929)	(1,753)
Additional paid-in capital	—	439
Retained earnings	14,195	19,508
Accumulated other comprehensive loss	(5,079)	(4,607)
Total Travelzoo stockholders’ equity (deficit)	(2,231)	4,186
Non-controlling interest	4,751	4,697
Total stockholder's equity	2,520	8,883
Total liabilities and Equity	$50,530	$55,382
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Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net income	$3,256	$2,400	$10,401	$8,744
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	179	472	737	1,417
Stock-based compensation	457	359	1,240	1,187
Deferred income tax	(12)	(73)	(39)	(111)
Loss on long-lived assets	—	—	—	10
Net foreign currency effects	(154)	86	(165)	53
Provision of loss (net recoveries) on accounts receivable and refund reserves	128	(115)	121	(944)
Changes in operating assets and liabilities:
Accounts receivable	127	(571)	(258)	3,317
Prepaid income taxes	(134)	111	(461)	1,128
Prepaid expenses, deposits and other	(69)	(253)	464	2,232
Accounts payable	(284)	689	430	(1,704)
Merchant payables	431	(153)	(3,348)	(8,757)
Accrued expenses and other	463	197	2,162	574
Income tax payable	315	59	593	293
Other liabilities	628	435	1,381	1,854
Net cash provided by operating activities	5,331	3,643	13,258	9,293
Cash flows from investing activities:
Proceeds from repayment of note receivable	—	—	—	113
Purchases of property and equipment	(46)	(60)	(129)	(217)
Net cash used in investing activities	(46)	(60)	(129)	(104)
Cash flows from financing activities:
Repurchase of common stock	(6,183)	(6,896)	(16,605)	(11,766)
Exercise of stock options and taxes paid for net share settlement of equity awards	(335)	—	(592)	(299)
Net cash used in financing activities	(6,518)	(6,896)	(17,197)	(12,065)
Effect of exchange rate on cash, cash equivalents and restricted cash	96	(302)	(215)	80
Net decrease in cash, cash equivalents and restricted cash	(1,137)	(3,615)	(4,283)	(2,796)
Cash, cash equivalents and restricted cash at beginning of period	13,243	20,197	16,389	19,378
Cash, cash equivalents and restricted cash at end of period	$12,106	$16,582	$12,106	$16,582
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Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended September 30, 2024	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$12,846	$6,021	$1,198	$33	$20,098
Intersegment revenues	(24)	34	(10)	—	—
Total net revenues	12,822	6,055	1,188	33	20,098
Operating profit (loss)	$3,150	$1,028	$27	$(160)	$4,045

Three months ended September 30, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$13,094	$6,397	$1,080	$28	$20,599
Intersegment revenues	314	(414)	100	—	—
Total net revenues	13,408	5,983	1,180	28	20,599
Operating profit (loss)	$3,015	$267	$144	$(317)	$3,109

Nine months ended September 30, 2024	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$41,134	$18,605	$3,397	$88	$63,224
Intersegment revenues	50	63	(113)	—	—
Total net revenues	41,184	18,668	3,284	88	63,224
Operating profit (loss)	$11,305	$2,922	$(106)	$(474)	$13,647

Nine months ended September 30, 2023	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	New Initiatives	Consolidated
Revenues from unaffiliated customers	$41,303	$18,937	$3,039	$49	$63,328
Intersegment revenues	996	(1,180)	184	—	—
Total net revenues	42,299	17,757	3,223	49	63,328
Operating profit (loss)	$11,284	$485	$196	$(872)	$11,093

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Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
GAAP operating expense	$13,505	$14,825	$41,869	$43,999
Non-GAAP adjustments:
Amortization of intangibles (A)	95	384	500	1,171
Stock option expenses (B)	456	359	1,239	1,186
Severance-related expenses (C)	330	—	360	95
Non-GAAP operating expense	12,624	14,082	39,770	41,547

GAAP operating profit	4,045	3,109	13,647	11,093
Non-GAAP adjustments (A through C)	881	743	2,099	2,452
Non-GAAP operating profit	4,926	3,852	15,746	13,545

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